                                                         Exhibit (12)(a)

              COMPASS BANCSHARES, INC. AND SUBSIDIARIES
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
                           (In Thousands)
                             (Unaudited)

                                                 Three Months Ended
                                                      March 31
                                             ------------------------
                                                1999          1998
                                             ----------    ----------
Pretax income                                $   80,844    $   68,976
Add fixed charges:
  Interest on deposits                           98,147        96,666
  Interest on borrowings                         45,612        35,490
  Portion of rental expense
   representing interest expense                  1,518         1,434
                                             ----------    ----------
      Total fixed charges                       145,277       133,590
                                             ----------    ----------
    Income before fixed charges              $  226,121    $  202,566
                                             ==========    ==========

Total fixed charges                          $  145,277    $  133,590
Preferred stock dividends and
 redemption premium                               1,326           766
Tax effect of preferred stock dividends             697           393
                                             ----------    ----------
Combined fixed charges and preferred
 stock dividends                             $  147,300    $  134,749
                                             ==========    ==========



Pretax income                                $   80,844    $   68,976
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                         45,612        35,490
  Portion of rental expense
   representing interest expense                  1,518         1,434
                                             ----------    ----------
Total fixed charges                              47,130        36,924
                                             ----------    ----------
Income before fixed charges (excluding
 interest on deposits)                       $  127,974    $  105,900
                                             ==========    ==========

Total fixed charges                          $   47,130    $   36,924
Preferred stock dividends and
 redemption premium                               1,326           766
Tax effect of preferred stock
 dividends                                          697           393
                                             ----------    ----------
Combined fixed charges and preferred
 stock dividends                             $   49,153    $   38,083
                                             ==========    ==========

RATIO OF EARNINGS TO COMBINED FIXED
 CHARGES AND PREFERRED STOCK DIVIDENDS
  Including interest on deposits                  1.54x         1.50x
  Excluding interest on deposits                  2.60x         2.78x


                                                         Exhibit (12)(b)

               COMPASS BANCSHARES, INC. AND SUBSIDIARIES
                  Ratio of Earnings to Fixed Charges
                            (in Thousands)
                              (Unaudited)

                                                   Three Months Ended
                                                        March 31
                                               ------------------------
                                                  1999          1998
                                               ----------    ----------
Pretax income                                  $   80,844    $   68,976
Add fixed charges:
  Interest on deposits                             98,147        96,666
  Interest on borrowings                           45,612        35,490
  Portion of rental expense
   representing interest expense                    1,518         1,434
                                               ----------    ----------
      Total fixed charges                         145,277       133,590
                                               ----------    ----------
    Income before fixed charges                $  226,121    $  202,566
                                               ==========    ==========

Pretax income                                  $   80,844    $   68,976
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                           45,612        35,490
  Portion of rental expense
   representing interest expense                    1,518         1,434
                                               ----------    ----------
      Total fixed charges                          47,130        36,924
                                               ----------    ----------
    Income before fixed charges
     (excluding interest on deposits)          $  127,974    $  105,900
                                               ==========    ==========

RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits                    1.56x         1.52x
  Excluding interest on deposits                    2.72x         2.87x
